Ed Murray
Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Ed Murray, WY Secretary of State
FILED: 08/15/2016 11:55 AM
ID: 2016-000723161

Foreign Profit Corporation
Articles of Continuance

Pursuant to W.S. 17-16-1810 the undersigned hereby submits the following Articles of Continuance:

1. Corporation name:

CleanGoal Energy, Corp.

2. Incorporated under the laws of: Delaware
(State or country)

3. Date of incorporation: 02/24/2015
(Date -- mm/dd/yyyy)

4. Period of duration: Perpetual
(This is referring to the length of time the corporation intends to exist and not the length of time it has been in existence. The most common term used is "perpetual.")

5. Mailing address of the corporation:

PO Box 2869
Jackson, WY 83001

6. Principal office address:

60 E. Simpson Ave., Box2869
Jackson, WY 83001

7. Name and physical address of its registered agent:
*(The registered agent may be an individual resident in Wyoming or a domestic or foreign business entity authorized to transact business in Wyoming. The registered agent **must** have a physical address in Wyoming. If the registered office includes a suite number, it must be included in the registered office address. A Drop Box is not acceptable. A PO Box is acceptable if listed in addition to a physical address.)*

Name: Corporate Direct, Inc.

Address: 60 E. Simpson Ave., Box 2869
Jackson, WY 83001

(If mail is received at a Post Office Box, please list above in addition to the physical address.)

8. Purpose of the corporation which it proposes to pursue in the transaction of business in this state:

Purchasing and selling Astaxanthin

Received
... 9 2016
Secretary of State
Wyoming

KC

9. Names and respective addresses of its officers and directors:

Office	Name	Address
President	[redacted] Bill MacGillivray	PO Box 2869, Jackson, WY 83001
Vice President		
Secretary	[redacted] Ken Lelek	PO Box 2869, Jackson, WY 83001
Treasurer	Kenneth Lelek	PO Box 2869, Jackson, WY 83001
Director	Wayne Miletta	PO Box 2869, Jackson, WY 83001
Director	Bill MacGillivary	PO Box 2869, Jackson, WY 83001
Director	Kenneth Lelek	PO Box 2869, Jackson, WY 83001

10. Aggregate number of shares or other ownership units which it has the **authority to issue.**
(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

100,000,000 Common shares with $0.0001 par value

11. Aggregate number of **issued shares** or other ownership units.
(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

20,471,500

12. The corporation accepts the constitution of the state of Wyoming in compliance with the requirement of Article 10, Section 5 of the Wyoming Constitution.

Signature: [signature] **Date:** 7/12/16
(Shall be executed by an officers or director of the corporation.) *(mm/dd/yyyy)*

Print Name: KENNEth Lelek

Title: Director Contact Person: Cammie Warburton

Daytime Phone Number: (800) 600-1760 Email: info@corporatedirect.com

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

State of Florida County of DADE
The foregoing instrument was acknowledged before me by KENNEth Lelek
Signatory's Printed Name

[signature] 7/12/16 Aug 26 2018
Notary Public's Signature *Notary Date (mm/dd/yyyy)* *Notary's Commission Expiration*

Notarial Seal
SELIM DIAZ
Notary Public - State of Florida
My Comm. Expires Aug 26, 2018
Commission # FF 138191
Bonded Through National Notary Assn.

KL